Exhibit (21)

LIST OF SUBSIDIARIES

100% Owned Subsidiaries of EastGroup Properties, Inc.

          EastGroup Properties General Partners, Inc.
          EastGroup Properties Holdings, Inc.
          EastGroup TRS, Inc.

Partnerships and LLC's with Partners and Members Indented:

          EastGroup Properties, LP
               99% EastGroup Properties Holdings, Inc.
                1% EastGroup Properties General Partners, Inc. EastGroup Property Services, LLC
              100% EastGroup Properties, LP
          EastGroup Property Services of Florida, LLC
              100% EastGroup Property Services, LLC
          EastGroup Jacksonville, LLC
              100% EastGroup Properties, LP
          EastGroup Kearn Creek, LLC
              100% EastGroup Properties, LP
          55 Castilian, LLC
              100% EastGroup Properties, LP
          Sample I-95 Associates
               99% EastGroup Properties LP
                1% EastGroup Properties General Partners, Inc. University Business Center Associates
               80% Profit interest EastGroup Properties, LP
               49% Capital interest EastGroup Properties, LP 31% Capital interest EastGroup Properties, Inc. 20% JCB Limited